Comiskey & Company Professional Corporation

January 14, 2013

U.S. Securities and Exchange Commission
100 F. Street, NE
Washington, DC 20549

Re: Location Based Technologies, Inc. — SEC File No. 333-139395

Gentlemen:

We have read the statements of Location Based Technologies, Inc. in Items 4.01 and 4.02 on Form 8-K to be filed on or about January 14, 2013 and are in agreement with such statements.

Comiskey & Company

PROFESSIONAL CORPORATION

Certified Public Accountants & Consultants

7900 East Union Ave • Suite 150 • Denver, CO 80237
(303) 830-2255 • Fax (303) 830-0876 • info@comiskey.com • www.comiskey.com